                                                                   EXHIBIT 3.1.5


                            CERTIFICATE OF AMENDMENT
                            (AFTER ISSUANCE OF STOCK)
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       AMERICAN DIVERSIFIED HOLDINGS, INC.

        The undersigned, being the President and Secretary of American Diversified Holdings, Inc., (the "Corporation") hereby declare that the original Articles of Incorporation were filed with the Secretary of State of the State of Nevada on February 5, 1997 under the name AMERICAN DIVERSIFIED HOLDINGS, INC. The Board of Directors has subsequently amended the Articles of Incorporation on April 1, 1997, November 20, 1997 and January 12, 1998. The Board of Directors adopted a resolution on May 26, 1998 to further amend the Articles of Incorporation. The number of shares of the Corporation's outstanding common stock entitled to vote on the amendment to the Articles is 10,302,700. The following change and amendment have been consented to and approved by a majority vote of the common stock outstanding and entitled to vote thereon.

        The first paragraph of Article Third, Section 1 of the Corporation's Articles of Incorporation is hereby amended and restated in its entirety as follows:

        "THIRD:

               Section 1. Authorized Shares. This Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock." The authorized number of shares of Common Stock is 20,000,000 shares, having no par value per share, and the authorized number of shares of Preferred Stock is 10,000,000 shares, having no par value per share."

        THE UNDERSIGNED, being the President and Secretary of AMERICAN DIVERSIFIED HOLDINGS, INC. hereby declare and certify that the facts herein stated are true, and, accordingly, have each set their hand this 30th day of May, 1998.

                                             American Diversified Holdings, Inc.



Executed May 28, 1998                        By: /s/ JAMES B. REA, JR.
                                                 ---------------------
                                                     James B. Rea, Jr.
                                                     President



STATE OF CALIFORNIA                 )
                                    )  ss.
COUNTY OF LOS ANGELES               )

        On 5/28/98, before me, the undersigned, a notary public, personally appeared James B. Rea, Jr., known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to this instrument and acknowledged that he executed it.



                                             By: /s/ IVANA MUNOZ-CRISPO
                                                 -----------------------
                                                     Ivana Munoz-Crispo
                                                     Notary Public

                                             American Diversified Holdings, Inc.



Executed May 28, 1998                        By: /s/ MICHAEL B. JEFFERS
                                                 -----------------------
                                                     Michael B. Jeffers
                                                     Secretary




STATE OF CALIFORNIA          )
                             )  ss.
COUNTY OF ORANGE             )


        On 5/28/98, before me, the undersigned, a notary public, personally appeared Michael B. Jeffers, known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to this instrument and acknowledged that he executed it.



                                             By: /s/ IVANA MUNOZ-CRISPO
                                             ---------------------------
                                                     Ivana Munoz-Crispo
                                                     Notary Public